Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 12 to Form S-11 on Form S-3 No. 333-156633) of Pacific Oak Strategic Opportunity REIT, Inc. and in the related Prospectus of our report dated March 28, 2025, with respect to the consolidated financial statements and schedule of Pacific Oak Strategic Opportunity REIT, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Irvine, California
March 28, 2025